UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


  PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                          ACT OF 1934


Date of Report (Date of Earliest Event Reported) September 30, 1997

                          ELCOTEL, INC.
     (Exact name of registrant as specified in its charter)


       Delaware                     0-15205                    59-2518405
   -----------------               ---------                  ------------
    (State or other               (Commission                (IRS Employer
      jurisdiction                File Number)             Identification No.)
    of incorporation)


                6428 Parkland Drive, Sarasota, Florida 34243
            ---------------------------------------------------
            (Address of principal executive offices) (Zip Code)


                         (941) 758-0389
                      ---------------------
      (Registrant's telephone number, including area code)

ITEM 2.   Acquisition or Disposition of Assets.


          On September 30, 1997, Elcotel Direct, Inc. ("Direct"), a wholly owned subsidiary of Elcotel, acquired from Lucent Technologies Inc. ("Lucent") certain assets related to Lucent's payphone manufacturing and component parts business (the "Lucent Acquisition"). The purchase price, which was determined by arms' length negotiations, was approximately $6.0 million, subject to adjustment based upon a final inventory valuation. Direct acquired from Lucent the inventory, machinery, equipment, tooling and certain other assets related to the payphone manufacturing and component parts business conducted by Lucent, and Lucent licensed to Elcotel certain patent and other intellectual property rights related to such business. Direct did not acquire any employees or facilities of Lucent pursuant to such acquisition. As part of the acquisition, Direct is expected to enter into a contract with a Taiwanese manufacturer that had been Lucent's manufacturing source for its payphones. Elcotel borrowed $6,850,000 from NationsBank, N.A. in connection with financing the Lucent Acquisition and the purchase of certain capital equipment. The customers for Lucent's payphones and component parts consisted principally of regional bell operating companies and other regulated telephone companies.

          Since 1995, Elcotel and Lucent had been involved in a strategic marketing alliance primarily directed to international markets. In addition, Elcotel produced and sold to Lucent a privately labeled Elcotel payphone using Lucent's payphone housing and Elcotel's payphone network management system which Lucent incorporated into its own payphone systems. Both companies marketed that product in international markets. In addition, Lucent and Elcotel jointly marketed their respective products in the United States, including the private labeled Elcotel payphone.


          In January 1997, Lucent decided to cease its international business and agreed to assign its customer contracts with respect to such international business to Elcotel for completion of those orders, subject to the customer's approval.

ITEM 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.


          (a)  Financial Statements of businesses acquired

               Not applicable since the assets acquired did not constitute a business.

          (b)  Pro forma financial information

               Not applicable since the assets acquired did not constitute a business.

          (c)  Exhibits

               Exhibit 2.1 Agreement for the Purchase and Sale of Assets dated September 30, 1997 between Elcotel Direct, Inc. and Lucent
                              Technologies Inc. *

               Exhibit 2.2    Technology Transfer Agreement dated
                              September 30, 1997 between Elcotel, Inc.
                              and Lucent Technologies Inc. *

               Exhibit 2.3    Patent License Agreement dated
                              September 30, 1997 between Elcotel,
                              Inc. and Lucent Technologies Inc. *

               Exhibit 99.1   Press Release of Elcotel, Inc. dated
                              October 2, 1997

          * Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to this exhibit have been omitted. Elcotel, Inc. agrees to furnish supplementally such schedules and attachments to the Commission upon request.

                            SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ELCOTEL, INC.

Dated: October 14, 1997                      By:   /s/ Ronald M. Tobin
                                             -------------------------
                                             Ronald M. Tobin
                                             Chief Financial Officer

                        INDEX TO EXHIBITS
                        -----------------

Exhibit No.    Description                                           Page No.
-----------    ------------                                          --------

2.1            Agreement for the Purchase
               and Sale of Assets dated
               September 30, 1997 between
               Elcotel Direct, Inc. and
               Lucent Technologies Inc.**

2.2            Technology Transfer
               Agreement dated September
               30, 1997 between Elcotel,
               Inc. and Lucent
               Technologies Inc.**

2.3            Patent License Agreement
               dated September 30, 1997
               between Elcotel, Inc. and
               Lucent Technologies Inc.**

99.1           Press Release of Elcotel,
               Inc. dated October 2, 1997


** Portions have been omitted and separately filed with the Securities and Exchange Commission pursuant to a Rule 24b-2 request for confidential treatment.